Exhibit 99.1
Lifetime Brands, Inc. Reports Third Quarter 2020 Financial Results
Declares Regular Quarterly Dividend
GARDEN CITY, NY, November 5, 2020 – Lifetime Brands, Inc. (NasdaqGS: LCUT), a leading global designer, developer and marketer of a broad range of branded consumer products used in the home, today reported its financial results for the quarter ended September 30, 2020.
Robert Kay, Lifetime’s Chief Executive Officer, commented, “We are pleased with our strong performance in the third quarter, which marks another quarter of sales and earnings growth as we continue to make progress executing on our strategic plan.
Highlighting our performance, net income for the quarter was $13.9 million compared with a net loss of $(13.5) million for the quarter a year ago. Correspondingly, EBITDA continues to grow reaching $72.7 million for the last 12 month period or an increase of approximately 5% over the prior quarter and nearly 20% since the first quarter of 2020. Our U.S. business continues to show strength as it delivers its fifth consecutive quarter of year-over-year growth with market share gains. This increase is driven by our household products, led by our kitchenware products category, which continues to experience high consumer demand and gain market share across most of our channels that we sell into. Additionally, our ability to efficiently execute our transformative initiatives, including increasing our drop ship capabilities and digital tools, combined with effectively managing our supply chain, have positioned us well, and allowed us to meet increased demand and gain market share."
Mr. Kay continued, "Consistent with expectations, our operations in Europe have stabilized and end markets have continued to recover. As a result, this quarter we delivered growth of 14.3%, or 9.9% in constant currency, in our international business over the prior year, and the turnaround plan that we implemented for this business remains on track. In terms of cost management, our disciplined focus has created a leaner organization and we remain diligent on maintaining a solid liquidity position and on continuing to deleverage the balance sheet. Looking ahead, we are committed to increasing investments in growth initiatives, including continued enhancement of our digital marketing and e-commerce capabilities, expanding our international business and building out our commercial foodservice business. While we navigate the impact of the ongoing pandemic, we remain confident in our ability to deliver value to our stakeholders through our proven Lifetime 2.0 strategic plan.”
Third Quarter Financial Highlights:
Consolidated net sales for the three months ended September 30, 2020 were $224.8 million, representing an increase of $9.3 million, or 4.3%, as compared to net sales of $215.5 million for the corresponding period in 2019. In constant currency, a non-GAAP financial measure, which excludes the impact of foreign exchange fluctuations and was determined by applying 2020 average rates to 2019 local currency amounts, consolidated net sales increased by $8.4 million, or 3.9%, as compared to consolidated net sales in the corresponding period in 2019.
Gross margin for the three months ended September 30, 2020 was $78.8 million, or 35.1%, as compared to $72.9 million, or 33.8%, for the corresponding period in 2019.
Income from operations was $21.5 million, as compared to income from operations of $6.9 million for the corresponding period in 2019. Excluding a $9.7 million non-cash charge for goodwill impairment, income from operations would have been $16.7 million, for the corresponding period in 2019. A table which reconciles this non-GAAP financial measure to income from operations, as reported, is included below.
Net income was $13.9 million, or $0.65 per diluted share, as compared to a net loss of $(13.5) million, or $(0.66) per diluted share, in the corresponding period in 2019.
Adjusted net income of $13.9 million, or $0.65 per diluted share, as compared to adjusted net loss, of $(3.0) million, or $(0.15) per diluted share, in the corresponding period in 2019. A table which reconciles this non-GAAP financial measure to net income (loss), as reported, is included below.

Nine Months Financial Highlights:
Consolidated net sales for the nine months ended September 30, 2020 were $520.0 million, representing an increase of $12.0 million, or 2.4%, as compared to net sales of $508.0 million for the corresponding period in 2019. In constant currency, net sales also increased by $12.0 million, or 2.4%, as compared to consolidated net sales in the corresponding period in 2019.
Gross margin for the nine months ended September 30, 2020 was $185.9 million, or 35.8%, as compared to $171.3 million, or 33.7%, for the corresponding period in 2019.
Income from operations was $0.6 million in 2020, as compared to a loss from operations of $(7.9) million for the corresponding period in 2019. Income from operations, excluding the impact of certain non-cash charges, was $23.5 million compared to income from operations, excluding the impact of certain non-cash charges, of $10.3 million in the corresponding period in 2019. A table which reconciles this non-GAAP financial measure to income (loss) from operations, as reported, is included below.
Net loss was $(18.2) million, or $(0.87) per diluted share, as compared to a net loss of $(29.9) million, or $(1.46) per diluted share, in the corresponding period in 2019. This includes a non-cash impairment charges of $20.1 million and $9.7 million incurred in the first quarter of 2020 and the third quarter of 2019, respectively.
Adjusted net income was $5.1 million, or $0.24 per diluted share in 2020, as compared to adjusted net loss of $(11.7) million, or $(0.57) per diluted share in 2019. A table which reconciles this non-GAAP financial measure to net loss, as reported, is included below.
Consolidated adjusted EBITDA, after giving effect to certain adjustments as permitted and defined under our debt agreements, was $72.7 million for the twelve months ended September 30, 2020. A table which reconciles this non-GAAP financial measure to net income (loss), as reported, is included below.
Outlook
As a result of the uncertainty surrounding the COVID-19 pandemic, the Company is not providing outlook for the full fiscal year 2020.
Dividend
On November 3, 2020, the Board of Directors declared a quarterly dividend of $0.0425 per share payable on February 12, 2021 to shareholders of record on January 29, 2021.
Conference Call
The Company has scheduled a conference call for Thursday, November 5, 2020 at 11:00 a.m. The dial-in number for the conference call is (866) 610-1072 (U.S.) or (973) 935-2840 (International), Conference ID: 8275007.
A live webcast of the conference call will be accessible through:
https://event.on24.com/wcc/r/2796914/9438665109E42AC8135FA95CE5D2DFFE

For those who cannot listen to the live broadcast, an audio replay of the webcast will be available.
Non-GAAP Financial Measures
This earnings release contains non-GAAP financial measures, including consolidated net sales in constant currency, income from operations excluding certain non-cash charges, adjusted net income (loss), adjusted diluted income (loss) per common share, gross margin (excluding non-recurring charges) and consolidated adjusted EBITDA. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of a company; or, includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. As required by SEC rules, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP financial measures are provided because management of the Company uses these financial measures in evaluating the Company’s on-going financial results and trends, and management believes that exclusion of certain items allows for more accurate period-to-period comparison of the Company’s operating performance by investors and analysts. Management uses these non-GAAP financial measures as indicators of business performance. These non-

GAAP financial measures should be viewed as a supplement to, and not a substitute for, GAAP financial measures of performance.
Forward-Looking Statements
In this press release, the use of the words “believe,” “could,” “expect,” “intend,” “may,” “positioned,” “project,” “projected,” “should,” “will,” “would” or similar expressions is intended to identify forward-looking statements. Such statements include all statements regarding the growth of the Company, our financial outlook, our ability to navigate the current environment and advance our strategy, our commitment to increasing investments in future growth initiatives, our initiatives to create value, our efforts to mitigate geopolitical factors and tariffs, our efforts to stabilize our international business, our current and projected financial and operating performance, results, and profitability and all guidance related thereto, including forecasted exchange rates and effective tax rates, as well as our future plans and intentions regarding the Company and its consolidated subsidiaries. Such statements represent the Company’s current judgments, estimates, and assumptions about possible future events. The Company believes these judgments, estimates, and assumptions are reasonable, but these statements are not guarantees of any events or financial or operational results, and actual results may differ materially due to a variety of important factors. Such factors might include, among others, the Company’s ability to comply with the requirements of its credit agreements; the successful implementation of the Company's turnaround plan for its international business; the availability of funding under such credit agreements; the Company’s ability to maintain adequate liquidity and financing sources and an appropriate level of debt, as well as to deleverage its balance sheet; the possibility of impairments to the Company’s goodwill; the possibility of impairments to the Company’s intangible assets; changes in U.S. or foreign trade or tax law and policy; the impact of tariffs on imported goods and materials; changes in general economic conditions which could affect customer payment practices or consumer spending; the impact of changes in general economic conditions on the Company’s customers; customer ordering behavior; the performance of our newer products; the impact of our SKU rationalization initiative, expenses and other challenges relating to the integration of any future acquisitions; changes in demand for the Company’s products; changes in the Company’s management team; the significant influence of the Company’s largest stockholder; fluctuations in foreign exchange rates; changes in U.S. trade policy or the trade policies of nations in which we or our suppliers do business; uncertainty regarding the U.K.’s exit from the European Union; shortages of and price volatility for certain commodities; global health epidemics, such as the COVID-19 pandemic; social unrest, including related protests and disturbances, and significant changes in the competitive environment and the effect of competition on the Company’s markets, including on the Company’s pricing policies, financing sources and ability to maintain an appropriate level of debt. The Company undertakes no obligation to update these forward-looking statements other than as required by law.
Lifetime Brands, Inc.
Lifetime Brands is a leading global designer, developer and marketer of a broad range of branded consumer products used in the home. The Company markets its products under well-known kitchenware brands, including Farberware®, KitchenAid®, Sabatier®, Amco Houseworks®, Chef’n® Chicago™ Metallic, Copco®, Fred® & Friends, Houdini™, KitchenCraft®, Kamenstein®, Kizmos™, La Cafetière®, MasterClass®, Misto®, Swing-A-Way®, Taylor® Kitchen, and Rabbit®; respected tableware and giftware brands, including Mikasa®, Pfaltzgraff®, Fitz and Floyd®, Creative Tops®, Empire Silver™, Gorham®, International® Silver, Kirk Stieff®, Towle® Silversmiths, Wallace®, Wilton Armetale®, V&A® and Royal Botanic Gardens Kew®; and valued home solutions brands, including BUILT NY®, Taylor® Bath, Taylor® Kitchen, Taylor® Weather and Planet Box®. The Company also provides exclusive private label products to leading retailers worldwide.
The Company’s corporate website is www.lifetimebrands.com.
Contacts:
Lifetime Brands, Inc.
Laurence Winoker, Chief Financial Officer
516-203-3590
investor.relations@lifetimebrands.com
or
Joele Frank, Wilkinson Brimmer Katcher
Ed Trissel / Andrew Squire / Rose Temple
212-355-4449

LIFETIME BRANDS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands—except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net sales	$224,750	$215,502	$519,960	$507,964
Cost of sales	145,958	142,561	334,066	336,683
Gross margin	78,792	72,941	185,894	171,281
Distribution expenses	18,961	18,537	50,710	49,938
Selling, general and administrative expenses	38,325	37,389	114,274	118,379
Restructuring expenses	—	338	253	1,119
Goodwill and other impairments	—	9,748	20,100	9,748
Income (loss) from operations	21,506	6,929	557	(7,903)
Interest expense	(4,128)	(5,539)	(13,094)	(15,505)
Mark to market gain (loss) on interest rate derivatives	99	367	(2,316)	717
Income (loss) before income taxes and equity in earnings (losses)	17,477	1,757	(14,853)	(22,691)
Income tax provision	(3,711)	(15,066)	(3,013)	(6,813)
Equity in earnings (losses), net of taxes	147	(210)	(362)	(395)
NET INCOME (LOSS)	$13,913	$(13,519)	$(18,228)	$(29,899)
BASIC INCOME (LOSS) PER COMMON SHARE	$0.66	$(0.66)	$(0.87)	$(1.46)
DILUTED INCOME (LOSS) PER COMMON SHARE	$0.65	$(0.66)	$(0.87)	$(1.46)

LIFETIME BRANDS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands—except share data)

	September 30, 2020	December 31, 2019
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$42,675	$11,370
Accounts receivable, less allowances of $14,782 at September 30, 2020 and $9,681 at December 31, 2019	180,289	128,639
Inventory	209,825	173,427
Prepaid expenses and other current assets	9,619	14,140
Income taxes receivable	—	1,577
TOTAL CURRENT ASSETS	442,408	329,153
PROPERTY AND EQUIPMENT, net	23,839	28,168
OPERATING LEASE RIGHT-OF-USE ASSETS	98,126	106,871
INVESTMENTS	17,734	21,289
INTANGIBLE ASSETS, net	247,180	280,471
OTHER ASSETS	2,559	4,071
TOTAL ASSETS	$831,846	$770,023
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturity of term loan	$18,522	$8,413
Accounts payable	109,509	36,173
Accrued expenses	81,167	52,060
Income taxes payable	1,522	—
Current portion of operating lease liabilities	11,329	10,661
TOTAL CURRENT LIABILITIES	222,049	107,307
OTHER LONG-TERM LIABILITIES	16,394	12,214
INCOME TAXES PAYABLE, LONG-TERM	1,217	1,217
OPERATING LEASE LIABILITIES	104,183	112,180
DEFERRED INCOME TAXES	12,829	13,685
REVOLVING CREDIT FACILITY	25,654	32,822
TERM LOAN	237,727	254,281
STOCKHOLDERS’ EQUITY
Preferred stock, $1.00 par value, shares authorized: 100 shares of Series A and 2,000,000 shares of Series B; none issued and outstanding	—	—
Common stock, $0.01 par value, shares authorized: 50,000,000 at September 30, 2020 and December 31, 2019; shares issued and outstanding: 21,768,020 at September 30, 2020 and 21,255,660 at December 31, 2019	218	213
Paid-in capital	267,200	263,386
(Accumulated deficit) retained earnings	(13,842)	7,173
Accumulated other comprehensive loss	(41,783)	(34,455)
TOTAL STOCKHOLDERS’ EQUITY	211,793	236,317
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$831,846	$770,023

LIFETIME BRANDS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2020	2019
OPERATING ACTIVITIES
Net loss	$(18,228)	$(29,899)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	18,385	18,771
Goodwill and other impairments	20,100	9,748
Amortization of financing costs	1,326	1,312
Mark to market loss (gain) on interest rate derivatives	2,316	(717)
Non-cash lease expense	2,915	1,050
Provision for doubtful accounts	3,011	316
Stock compensation expense	4,321	3,605
Undistributed equity in losses, net of taxes	362	395
SKU Rationalization	—	8,500
Changes in operating assets and liabilities:
Accounts receivable	(55,466)	(37,659)
Inventory	(37,303)	(66,195)
Prepaid expenses, other current assets and other assets	3,573	1,473
Accounts payable, accrued expenses and other liabilities	100,798	43,465
Income taxes receivable	1,577	1,442
Income taxes payable	1,521	4,434
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	49,208	(39,959)
INVESTING ACTIVITIES
Purchases of property and equipment	(1,645)	(7,618)
NET CASH USED IN INVESTING ACTIVITIES	(1,645)	(7,618)
FINANCING ACTIVITIES
Proceeds from revolving credit facility	107,418	258,647
Repayments of revolving credit facility	(113,652)	(208,737)
Repayments of term loan	(7,583)	(2,063)
Payments for finance lease obligations	(75)	(18)
Payments of tax withholding for stock based compensation	(486)	(390)
Proceeds from the exercise of stock options	—	133
Cash dividends paid	(1,862)	(2,693)
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(16,240)	44,879
Effect of foreign exchange on cash	(18)	(188)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	31,305	(2,886)
Cash and cash equivalents at beginning of period	11,370	7,647
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$42,675	$4,761

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands)
Reconciliation of GAAP to Non-GAAP Operating Results
Consolidated adjusted EBITDA for the twelve months ended September 30, 2020:

Consolidated adjusted EBITDA for the Four Quarters Ended September 30, 2020
(in thousands)
Three months ended September 30, 2020	$29,228
Three months ended June 30, 2020	12,388
Three months ended March 31, 2020	3,252
Three months ended December 31, 2019	27,873
Consolidated adjusted EBITDA	$72,741

	Three Months Ended				Twelve Months Ended September 30, 2020
	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020
	(in thousands)
Net (loss) income as reported	$(14,516)	$(28,164)	$(3,977)	$13,913	$(32,744)
Undistributed equity losses (earnings), net	(738)	(339)	848	(147)	(376)
Income tax (benefit) provision	(5,704)	(3,729)	3,031	3,711	(2,691)
Interest expense	5,590	4,736	4,230	4,128	18,684
Mark to market loss (gain) on interest rate derivatives	—	2,251	164	(99)	2,316
Depreciation and amortization	6,344	6,234	6,061	6,090	24,729
Goodwill and other impairments	33,242	20,100	—	—	53,342
Stock compensation expense	1,436	1,326	1,420	1,575	5,757
Acquisition and divestment related expenses	55	47	55	57	214
Restructuring expenses	316	—	253	—	569
Integration charges	159	—	—	—	159
Warehouse relocation	1,689	790	303	—	2,782
Consolidated adjusted EBITDA	$27,873	$3,252	$12,388	$29,228	$72,741

Consolidated adjusted EBITDA is a non-GAAP financial measure which is defined in the Company’s debt agreements. Consolidated adjusted EBITDA is defined as net income (loss), adjusted to exclude undistributed equity in (earnings) losses, income tax (benefit) provision, interest expense, mark to market loss (gain) on interest rate derivatives, depreciation and amortization, goodwill and other impairments, stock compensation expense, and other items detailed in the table above that are consistent with exclusions permitted by our debt agreements.

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands—except per share data)
Reconciliation of GAAP to Non-GAAP Operating Results (continued)

Adjusted net income (loss) and adjusted diluted income (loss) per common share (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income (loss) as reported	$13,913	$(13,519)	$(18,228)	$(29,899)
Adjustments:
Acquisition and divestment related expenses	57	—	159	151
Restructuring expenses	—	338	253	1,119
Integration charges	—	235	—	1,104
Warehouse relocation	—	881	1,093	1,096
Mark to market loss (gain) on interest rate derivatives	(99)	(367)	2,316	(717)
Goodwill and other impairments	—	9,748	20,100	9,748
SKU Rationalization	—	—	—	8,500
Foreign currency translation loss reclassified from Accumulated Other Comprehensive Loss	—	—	235	—
Income tax effect on adjustments	11	(330)	(878)	(2,848)
Adjusted net income (loss)	$13,882	$(3,014)	$5,050	$(11,746)
Adjusted diluted income (loss) per common share(1)	$0.65	$(0.15)	$0.24	$(0.57)
Adjusted net income (loss) and adjusted diluted income (loss) per common share in the three and nine months ended September 30, 2020 and 2019 excludes acquisition and divestment related expenses, restructuring expenses, integration charges, warehouse relocation expenses, mark to market loss on interest rate derivatives, goodwill and other impairments and SKU Rationalization. The income tax effect on adjustments reflects the statutory tax rates applied on the adjustments.

(1) Adjusted diluted income per common share is calculated based on diluted weighted-average shares outstanding of 21,285 and 20,429 for the three month period ended September 30, 2020 and 2019, respectively, and 21,015 and 20,494 for the nine month period ended September 30, 2020 and 2019, respectively. The diluted weighted-average shares outstanding for the three and nine month period ended September 30, 2020 include the effect of dilutive securities of 350 and 180 shares, respectively.

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands)
Reconciliation of GAAP to Non-GAAP Operating Results (continued)
Constant Currency:

	As Reported Three Months Ended September 30,			Constant Currency (1) Three Months Ended September 30,				Year-Over-Year Increase (Decrease)
Net sales	2020	2019	Increase (Decrease)	2020	2019	Increase (Decrease)	Currency Impact	Excluding Currency	Including Currency	Currency Impact
U.S.	$201,539	$195,199	$6,340	$201,539	$195,208	$6,331	$(9)	3.2%	3.2%	0.0%
International	23,211	20,303	2,908	23,211	21,126	2,085	(823)	9.9%	14.3%	(4.4)%
Total net sales	$224,750	$215,502	$9,248	$224,750	$216,334	$8,416	$(832)	3.9%	4.3%	(0.4)%

	As Reported Nine Months Ended September 30,			Constant Currency (1) Nine Months Ended September 30,				Year-Over-Year Increase (Decrease)
Net sales	2020	2019	Increase (Decrease)	2020	2019	Increase (Decrease)	Currency Impact	Excluding Currency	Including Currency	Currency Impact
U.S.	$463,338	$445,329	$18,009	$463,338	$445,331	$18,007	$(2)	4.0%	4.0%	0.0%
International	56,622	62,635	(6,013)	56,622	62,582	(5,960)	53	(9.5)%	(9.6)%	0.1%
Total net sales	$519,960	$507,964	$11,996	$519,960	$507,913	$12,047	$51	2.4%	2.4%	0.0%

(1) “Constant Currency” is determined by applying the 2020 average exchange rates to the prior year local currency sales amounts, with the difference between the change in “As Reported” net sales and “Constant Currency” net sales, reported in the table as “Currency Impact”. Constant currency sales growth is intended to exclude the impact of fluctuations in foreign currency exchange rates.

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands)
Reconciliation of GAAP to Non-GAAP Operating Results (continued)
Income (loss) from operations excluding certain non-cash charges (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Income (loss) from operations	$21,506	$6,929	$557	$(7,903)
Excluded non-cash charges:
Goodwill and other impairments	—	9,748	20,100	9,748
Bad debt reserve (1)	—	—	2,844	—
SKU Rationalization	—	—	—	8,500
Total excluded non-cash charges	—	9,748	22,944	18,248
Income from operations excluding certain non-cash charges	$21,506	$16,677	$23,501	$10,345

(1) Bad debt reserve recorded in the first quarter of fiscal 2020 to establish a provision against potential credit problems from certain retail customers who may have financial difficulty that has been caused or increased due to the COVID-19 pandemic. This reflects the Company's assessment of risk of not being able to collect such receivables from certain customers in the U.S. that are at risk of seeking or have already obtained bankruptcy protection and our international customer base which has a higher proportion of small and independent brick-and-mortar retailers. This charge was taken in response to the Company's assessment on the impact of the COVID-19 pandemic on these accounts.